Exhibit 99.3

RFJ Auto Partners, Inc. and Subsidiaries

Condensed Consolidated Financial Statements

(Unaudited)

June 30, 2021 and 2020

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

JUNE 30, 2021 AND 2020

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

JUNE 30, 2021 AND DECEMBER 31, 2020

(IN THOUSANDS OF DOLLARS)

	June 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$35,827	$18,389
Contracts in transit	34,981	30,803
Receivables, net	34,028	55,524
Inventories, net	278,541	301,255
Rental and loan vehicles	2,429	2,864
Other current assets	2,230	3,101

TOTAL CURRENT ASSETS	388,036	411,936
Property and equipment, net	120,591	122,964
Goodwill, net	91,359	100,339
Franchise rights	62,683	63,176
Other noncurrent assets	476	476

TOTAL NONCURRENT ASSETS	275,109	286,955

TOTAL ASSETS	663,145	698,891

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Floor plan notes payable—trade	10,431	53,578
Floor plan notes payable—non-trade	245,262	266,478
Accounts payable	31,542	30,745
Accrued expenses	43,766	44,120
Current maturities of long-term debt	14,898	12,433
Allowance for contingent charges	9,237	9,266

TOTAL CURRENT LIABILITIES	355,136	416,620
Long-term debt, less current maturities	175,155	184,590
Allowance for contingent charges, less current portion	6,558	6,558
Deferred tax liability	2,751	2,751

TOTAL NONCURRENT LIABILITIES	184,464	193,899
STOCKHOLDERS’ EQUITY
Paid-in capital	99,018	98,931
Notes receivable from stockholder	(3,482)	(3,482)
Retained earnings (deficit)	28,204	(6,882)
Treasury stock	(195)	(195)

TOTAL STOCKHOLDERS’ EQUITY	123,545	88,372

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$663,145	$698,891

See accompanying notes to the unaudited condensed consolidated financial statements

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

SIX MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

(IN THOUSANDS OF DOLLARS)

	2021	2020
SALES	$1,500,336	$1,130,159
COST OF SALES	1,382,025	1,053,584

GROSS PROFIT FROM SALES	118,311	76,575
FINANCING, INSURANCE, SERVICE CONTRACT AND OTHER INCOME, NET	65,893	50,233

GROSS PROFIT	184,204	126,808
EXPENSES
Variable selling	45,511	32,151
Advertising	6,872	5,918
Floor plan interest	3,545	8,453
Personnel	37,362	29,293
Semi-fixed	15,863	13,147
Fixed	13,460	11,343

TOTAL EXPENSES	122,613	100,305

INCOME FROM OPERATIONS	61,591	26,503
OTHER EXPENSES
Interest expense, other than floor plan	4,461	4,564
Amortization expense	8,980	8,168
Other expense (income)	482	(556)

TOTAL OTHER EXPENSES	13,923	12,176

INCOME BEFORE INCOME TAXES	47,668	14,327
Income tax expense	12,582	4,002

NET INCOME	$35,086	$10,325

See accompanying notes to the unaudited condensed consolidated financial statements

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (UNAUDITED)

SIX MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

(IN THOUSANDS OF DOLLARS)

	Paid-in Capital	Notes Receivable from Stockholder	Retained (Deficit)/ Earnings	Treasury Stock	Total
Balance at December 31, 2019	$126,224	($3,482)	($16,259)	($195)	$106,288
Shares repurchased	(300)	—	—	—	(300)
Stock option compensation	89	—	—	—	89
Net Income	—	—	10,325	—	10,325

Balance at June 30, 2020	$126,013	($3,482)	($5,934)	($195)	$116,402

	Paid-in Capital	Notes Receivable from Stockholder	Retained (Deficit)/ Earnings	Treasury Stock	Total
Balance at December 31, 2020	$98,931	($3,482)	($6,882)	($195)	$88,372
Stock option compensation	87	—	—	—	87
Net income	—	—	35,086	—	35,086

Balance at June 30, 2021	$99,018	($3,482)	$28,204	($195)	$123,545

See accompanying notes to the unaudited condensed consolidated financial statements

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

SIX MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

(IN THOUSANDS OF DOLLARS)

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$35,086	$10,325
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	11,963	11,081
Increase in reserve for contingent charges	(29)	(266)
Stock option compensation	87	89
Franchise rights impairment	493	—
Loss (Gain) on sale of property and equipment	165	(6)
Change in operating assets and liabilities:
Contracts in transit	(4,178)	3,829
Receivables	21,496	(3,029)
Inventories and rental and loan vehicles	23,149	198,917
Other assets	871	792
Floor plan notes payable — trade	(43,147)	(8,508)
Accounts payable	797	(10,139)
Accrued expenses	(354)	17,202

NET CASH PROVIDED BY OPERATING ACTIVITIES	46,399	220,287
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,986)	(1,393)
Proceeds from sale of property and equipment	1,211	—
Acquisition of enterprises net of cash acquired	—	(48,199)

NET CASH USED IN INVESTING ACTIVITIES	(775)	(49,592)
CASH FLOWS FROM FINANCING ACTIVITIES
Decrease in floor plan notes payable—non-trade	(21,216)	(174,829)
Principal payments on long-term debt	(6,970)	(2,781)
Proceeds from issuance of long-term debt	—	40,955
Payments on repurchase of stock	—	(300)

NET CASH USED BY FINANCING ACTIVITIES	(28,186)	(136,955)

NET CHANGE IN CASH AND CASH EQUIVALENTS	17,438	33,740
CASH AND CASH EQUIVALENTS, BEGINNING	18,389	20,100

CASH AND CASH EQUIVALENTS, ENDING	35,827	53,840

Supplemental Cash Flow Information
Cash paid during the year for:
Interest	$9,583	$6,394
Income Taxes, net	$18,066	($6)

See accompanying notes to the unaudited condensed consolidated financial statements

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

SIX MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

NOTE A — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNT POLICIES

Organization and Nature of Business

RFJ Auto Partners Inc. and Subsidiaries, the “Company”, a C Corporation was established on March 5, 2014. The Company is comprised of franchised dealerships with many different brands. Through the dealer agreements, the Company markets new vehicles, replacement parts, service, and financing and leasing. In addition, it also retails and wholesales used vehicles. The dealer agreement specifies the location of the dealership and designates the specific market area in which the dealer may operate; however, there is no guarantee of exclusivity within this market area. The specified market areas for the Company are in the states of Texas, Missouri, Idaho, Washington, Indiana, Montana and New Mexico. Franchises include Alfa Romeo, Chrysler, Dodge, Jeep, Ram, GMC, Buick, Chevrolet, Cadillac, Ford, Hyundai, Nissan, Toyota, Lexus, Mazda, Maserati and Honda.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and the Subsidiaries. All significant intercompany balances and transactions have been eliminated and select items have been reclassified to conform with presentation adopted in the current year.

Interim Financial Statements

The accompanying unaudited condensed consolidated financial statements for the six month periods ended June 30, 2021 and 2020, are unaudited and have been prepared in accordance with generally accepted accounting principals for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. Operating results for the six month period ended June 30, 2021, are not necessarily indicative of the results that may be expected for the year ended December 31, 2021. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto for the year ended December 31, 2020 and 2019.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the Untied States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the period. Actual results could differ form those estimates.

Inventories

The cost of new vehicles for a subsidiary acquired during 2015 is determined using the last-in, first-out (LIFO) method. All inventories are valued at the lower of cost or net realizable value. The cost of all other new vehicles, used vehicles, parts and accessories, and other inventories is determined on a specific identification basis.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

SIX MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

Goodwill and Franchise Rights

In connection with business acquisitions, the Company assigned a portion of the consideration paid to goodwill and franchise rights. The Company is required to test franchise rights with an indefinite life for impairment at least annually. If these assets are considered to be impaired, they will be adjusted to fair value.

Goodwill is the excess of cost over fair value of identifiable net assets acquired through business purchases. In accordance with the accounting alternative issued by the Financial Accounting Standards Board (FASB) Account Standards Update (ASU) No. 2014-02 Accounting for Goodwill , the Company has chosen to amortize goodwill. The Company believes that by electing this accounting alternative, it will reduce cost and complexity of accounting for the measurement of goodwill without resulting in a loss of useful information.

The accounting alternative allows entities to elect to amortize goodwill over 10 years, or a shorter period if it is determined that another useful life is more appropriate. As such, the Company began to amortize goodwill using the straight-line method over 10 years. The Company evaluates goodwill for impairment for its reporting units whenever events occur, or circumstances change, that indicates that fair value of the Company may be below its carrying amount. The Company does not believe that there are any circumstances which would cause the value of goodwill to be impaired and therefore no impairment was recorded for the six month periods ended June 30, 2021 and 2020.

Revenue Recognition

Revenues are recognized upon satisfaction of the Company’s performance obligations under contracts with customers and are recognized in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services, as detailed below.

Revenues from vehicle sales are recorded at a point in time when vehicles are delivered, which is when transfer of title, risks and rewards of ownership, and control are considered passed to the customer.

Revenues from vehicle and parts sales and from service operations are recognized at the time the vehicle or parts are delivered to the customer or the service is completed. The Company satisfies its performance obligation over time for certain service work performed over time. The Company recognizes revenue for service work in process based on the labor hours expended and parts utilized to perform and complete the services to date, for which the Company has an enforceable right to payment.

The Company arranges financing for customers through various financial institutions and receives financing fees based on the difference between loan rates charged to customers and predetermined financing rates set by the financial institutions. The Company recognizes income from finance and insurance commissions as the contracts are sold and recognizes a reserve for anticipated losses of finance and insurance commission income resulting from early payoffs of customer loans and repossessions. The provision is based on management’s evaluation of industry trends and historical experience.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

SIX MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

The Company also receives commissions from the sale of non-recourse third-party extended service contracts to customers. Under these contracts, the third-party warranty company is directly liable for all warranties provided. Commission revenue is recorded net of estimated chargebacks at the time of sale. Commission expense related to the sale of warranties is charged to expense upon recognition of revenue.

The following table summarizes revenue and cost of sales with customers for the six months periods ended June 30:

	2021	2020
New Vehicle Sales	$864,439	$667,751
Used Vehicle Sales	549,421	390,110
Parts and Service Sales	79,838	66,955
Other Sales	6,638	5,343

	1,500,336	1,130,159
Finance, insurance, service contract and other income, net	65,893	50,233

Total	$1,566,229	$1,180,392

	2021	2020
New Vehicle Cost of Sales	$823,934	$642,724
Used Vehicle Cost of Sales	511,113	371,783
Parts and Service Cost of Sales	46,978	39,077

Total	$1,382,025	$1,053,584

Fair Value Measurements

In certain circumstances, specific assets and liabilities may be required to be recognized at fair value. Fair Value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability under a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include:

Level 1	Observable inputs such as quoted prices in active markets for identical assets or liabilities

Level 2	Inputs other than quoted prices in active markets that are either directly or indirectly observable.

Level 3	Unobservable inputs about which little or no market data exists, therefore requiring an entity to develop its own assumptions

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

SIX MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

Recently Issued Accounting Standards:

Leases

In February 2016, the FASB issued ASU 2016-02, “Leases”. Under the new standard, lessees will need to recognize a right-of-use asset and a lease liability for virtually all of their leases (other than leases that meet the definition of a short term lease). The liability will be equal to the present value of lease payments. For income statement purposes, the FASB continued the dual model, requiring leases to be classified as either operating or finance. Operating leases will result in straight-line expense (similar to current operating leases) while finance leases will result in a front-loaded expense pattern (similar to current capital leases). Classification will be based on criteria that are largely similar to those applied to current lease accounting. This guidance requires enhanced disclosures, must be adopted using a modified retrospective transition model, and provides for certain practical expedients. The Company is currently evaluating the impact on its financial statements upon the adoption of this new standard which is not required before January 1, 2022.

Reference Rate Reform

In March 2020, the FASB issued ASU 2020-04, Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The ASU provides optional expedients and exceptions for companies that have contracts, hedging relationships and other transactions that reference LIBOR or other reference rates expected to be discontinued because of reference rate reform. The optional expedients and exceptions are intended to ease the financial reporting burdens mainly related to contract modification accounting, hedge accounting and lease accounting. In January 2021, the FASB issued ASU 2021-01 which clarifies that certain optional expedients and exceptions in Topic 848 for contract modifications and hedge accounting apply to derivatives that are affected by the discounting transition. The guidance is effective for all entities as of March 12, 2020 and will apply through December 31, 2022. LIBOR is used as an interest rate “benchmark” in the majority of the Company’s floorplan notes payable. The Company will apply the relief described as its arrangements are modified and does not expect the adoption will have an impact on the Company’s consolidated financial statements due to the relief provided.

NOTE B — ACQUISITIONS

On May 27, 2020, the Company entered into a Dealership Asset Purchase Agreement (the “Asset Agreement”) to acquire all assets and assume certain liabilities of a Lexus Dealership in Mishawaka, Indiana. The aggregate purchase price of the acquisition was $11,987. The transaction closed on July 30, 2020.

The acquisition has been accounted for as a business combination and the purchase price was allocated primarily to franchise rights and other tangible assets. Actual results of operations of the Lexus Dealership are in included in the consolidated financial statements of the Company from the date of acquisition.

The Company, through its subsidiary RFJ Auto T-Properties, LLC, acquired the property associated with the dealership.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

SIX MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

The final allocation of the purchase price to assets and liabilities based upon fair value determinations was as follows:

Inventories	$3,301
Rental and loan vehicles	926
Property and equipment	3,373
Goodwill	1,087
Franchise rights	3,312
Other assets and liabilities, net	(12)

Total net assets acquired	$11,987

The fair value of consideration paid as of the acquisition date was as follows:

Cash	$5,032
Floor plan financed by the Company’s Lender	3,985
Real estate long-term debt	2,970

Total net assets acquired	$11,987

On February 29, 2020, in accordance with the Unit Purchase Agreement (the “Unit Agreement”), the Company acquired certain assets and assumed certain liabilities, as well as all of the outstanding membership units of 11 used car dealerships in the state of Washington for an aggregate purchase price of $48,422. The acquisition allowed the Company to expand its brand presence in the Pacific Northwest.

The acquisition has been accounted for as a business combination and the purchase price was allocated primarily to goodwill and other tangible assets. Actual results of operations of Northwest Motorsports are in included in the consolidated financial statements of the Company from the date of acquisition.

The final allocation of the purchase price to asset and liabilities based upon fair value determinations was as follows:

Cash	$223
Contracts in transit	14,745
Receivables, net	1,875
Inventories, net	56,835
Other current assets	748
Property and equipment	3,719
Goodwill	45,348
Floor plan notes payable — non-trade	(50,017)
Accounts payable	(14,427)
Accrued expenses	(6,718)
Allowance for contingent charges	(3,909)

Total net assets acquired	$48,422

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

SIX MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

The fair value of consideration paid as of the acquisition date was as follows:

Cash consideration	$43,000
Fair vale of seller note	5,422

Total purchase consideration	$48,422

NOTE C — RECEIVABLES

Receivables consisted of the following at:

	June 30,	December 31,
	2021	2020
Fleet	$1,362	$23,531
Vehicles	9,585	7,402
Customers	485	545
Factory	9,275	11,891
Finance commissions	4,846	3,728
Related party	1,726	1,713
Other	8,497	8,538

	35,776	57,348
Allowance for doubtful accounts	(1,748)	(1,824)

Receivables, net	$34,028	$55,524

NOTE D — INVENTORIES

Inventories consisted of the following at:

	June 30,	December 31,
	2021	2020
New vehicles	$100,048	$185,260
LIFO reserve	(4,659)	(6,141)

New vehicles, net	95,389	179,119
Used vehicles	175,135	114,558
Parts, accessories and other	8,017	7,578

Inventories, net	$278,541	$301,255

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

SIX MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

NOTE E — PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at:

	June 30, 2021	December 31, 2020
Land	$32,718	$33,837
Buildings	68,170	68,159
Equipment	9,351	9,225
Leaseholds improvements	22,121	21,487
Furniture and fixtures	9,345	8,901
Vehicles	3,209	3,149

Property and equipment, gross	144,914	144,758
Accumulated depreciation and amortization	(24,979)	(22,097)

	119,935	122,661
Construction in progress	656	303

Property and equipment, net	$120,591	$122,964

NOTE F — GOODWILL AND FRANCHISE RIGHTS

As part of the purchase in the six months ended June 30, 2020, the Company acquired goodwill in the amount of $45,348.

During the six month periods ended June 30, 2021 and 2020, amortization expense of $8,980 and $8,168, respectively, was recorded related to goodwill. Accumulated amortization related to goodwill totaled $85,090 and $76,109 at June 30, 2021 and December 31, 2020, respectively.

During the six month period ended June 30, 2021, the Company recognized a franchise rights impairment loss in other expenses of $493.

NOTE G — FLOOR PLAN NOTES PAYABLE

The Company has a floor plan financing agreement with Ally Bank, which has a stated limit of $378,044 for new vehicles and $168,897 for used vehicles. From time to time total borrowings exceed stated limits due to the timing of floor plan draws for vehicle shipments from the manufacturer. These limits may vary from year to year as stores are acquired or divested.

The agreement is collateralized by all property and equipment, inventories and all other accounts, collateral rights, chattel paper and general intangibles, and proceeds of any and all of the foregoing, whether owned now or hereafter acquired by the Company. The interest rate under the agreement at June 30, 2021 and December 31, 2020, was 1-month LIBOR (0.10% and 0.14% at June 30, 2021 and December 31, 2020, respectively) plus 2.75%, which was 2.85% and 2.89%, respectively.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

SIX MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

The Company has a number of floorplan financing agreements with Toyota Financial Services, which have a combined stated limit of $37,450 for new vehicles and $11,405 for used vehicles. From time to time total borrowings exceed stated limits due to the timing of floor plan draws for vehicle shipments from the manufacturer. The agreement is collateralized by all property and equipment, inventories, and all other accounts, contract rights, chattel paper and general intangibles, and proceeds of any and all of the foregoing, whether owned now or hereafter acquired by the Company. The interest rate under the agreement at June 30, 2021 and December 31, 2020 was 3-month LIBOR (0.15% and 0.24% at June 30, 2021 and December 31, 2020, respectively) plus 1.50% to 2.00% for new vehicles which was between 1.65% and 2.15% and between 1.74% and 2.24% respectively. The interest rate under the agreement at June 30, 2021 and December 31, 2020, for used vehicles was 3-month LIBOR plus from 1.50% to 2.50%, which was between 1.65% and 2.65% and between 1.74% and 2.74%, respectively.

The Company has a floor plan financing agreement with Ford Motor Credit Company, which has a stated limit of $15,850 for new vehicles and $3,100 for used vehicles. From time to time total borrowings exceed stated limits due to the timing of floor plan draws for vehicle shipments from the manufacturer. The agreement is collateralized by all property and equipment, inventories, and all other accounts, contract rights, chattel paper and general intangibles, and proceeds of any and all of the foregoing whether owned now or hereafter acquired by the Company. The interest rate under the agreement was Prime plus 1.50% for a total of 4.75% at June 30, 2021 and December 31, 2020, for both new and used vehicles.

NOTE H — INCOME TAXES

The Company files a consolidated federal income tax return with the IRS and file tax returns in various state and local jurisdictions. The Company is subject to examination by federal and state taxing authorities for the tax years 2017-2020.

The Company’s interim tax provision is determined using an estimated annual effective tax rate (“AETR”) and is adjusted for discrete taxable events and/or adjustments that occurred during the reporting period. The Company recognized income tax expense of $12,582 or 26.4%, for the six month period ended June 30, 2021 and income tax expense of $4,002, or 27.9%, for the six month period ended June 30, 2020. The Company did not have any discrete taxable events requiring adjustments to the tax expense in the current period.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

SIX MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

NOTE I — LONG-TERM DEBT

Long-term debt consisted of the following at:

	June 30,	December 31,
	2021	2020
Commercial Loan and Security Agreement notes payable	$55,567	$57,551
Mortgage notes	81,709	84,205
Working capital notes	22,831	24,038
Term Loan	25,764	26,550
Seller’s note	4,182	4,679

Total debt	190,053	197,023
Less current portion of debt	(14,898)	(12,433)

Total long-term debt	$175,155	$184,590

Commercial Loan and Security Agreement

In July of 2014, the Company entered into a Commercial Loan and Security Agreement (the “CLSA”) with the Lender. The proceeds from the CLSA were used for working capital, general corporate expenses, capital expenditures, and acquisition purposes. On November 15, 2019, the Company amended the CLSA, paid down $5,385 of certain Working Capital Notes, and extended the maturity date of the CLSA to November 2024. The amended stated fixed rate of the CLSA is 5.47% per annum and is secured by certain asset of the Company. As of June 30, 2021 and December 31, 2020, the balance was $55,567 and $57,551, respectively.

Mortgage Notes

The Company has multiple mortgage agreements with finance companies affiliated with the Company’s vehicle manufacturers and the Lender. In June 2020, the Company refinanced certain mortgage agreements extending the maturity date and adding additional borrowings. As of June 30, 2021 and December 31, 2020, the Company had total mortgage notes payable outstanding of $81,709 and $84,205, respectively, which are collateralized by the associated real estate. The stated fixed and variable rates of the mortgage agreements range from 2.54% to 5.62% and have a maturity date ranging from April 2022 to July 2039.

Working Capital Notes

As of December 31, 2020, the Company has two working capital notes with a finance company affiliated with the Company’s vehicle manufacturer and one with the Lender. The proceeds of the working capital notes were used for working capital, general corporate expenses and acquisition purposes. The stated fixed and variable interest rates of the working capital notes range from 2.71% to 4.47%. As of June 30, 2021 and December 31, 2020, the balance was $22,529 and $23,677 with the finance company and $302 and $361 with the Lender, respectively.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

SIX MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

Term Loan

On February 29, 2020, the Company entered into a Commercial Loan and Security Agreement (the “Ally Loan Agreement”) between Ally Bank and RFJ Auto Partners Holdings, Inc., for which a new term loan (the “Ally Term Loan”) was entered into amounting to $34,000. The principal of $34,000 had a payment due of $7,000 (“the Bridge Repayment”) on July 1, 2020 and quarterly principal payments of $450 commencing on July 1, 2020, with a balloon payment on its maturity date of March 1, 2025. The Ally Term Loan is secured by certain asset of the Company and bears interest at 5.68% until the Bridge Repayment is paid and 5.18% thereafter. The proceeds from the Ally Term Loan was used by the Company to fund part of the purchase consideration paid for the acquisition of the Washington dealerships. As of As of June 30, 2021 and December 31, 2020, the balance was $25,764 and $26,550, respectively.

Seller Note

On February 29, 2020, in connection with the Unit Agreement, the Company issued a promissory note in the principal amount of $5,155 with a maturity date of March 1, 2025 to the Seller (the “Seller Note”). On June 12, 2020, the amount due under the Seller Note was amended and increased to $5,422. The stated interest rate on the amended Seller Note was 5.25% per annum with monthly principal and interest payments totaling $103 per month. The Seller Note is an unsecured obligation of the Company and is guaranteed by a subsidiary of the Company. As of June 30, 2021 and December 31, 2020, the balance was $4,182 and $4,679, respectively.

The Company is subject to financial covenants. At June 30, 2021 and December 31, 2020, the Company was in compliance with all financial covenants.

NOTE J — STOCKHOLDERS’ EQUITY

The Company had 200,000 shares of Series A preferred stock authorized and 70,512.11 shares issued and outstanding at a par value of $0.001 (actual) at June 30, 2021 and December 31, 2020. The Company had 100,000 shares of common stock authorized with 27,986.62 shares issued and outstanding at a par value of $0.001 (actual) at June 30, 2021 and December 31, 2020. An additional 100,000 shares of preferred stock with no series designation have been authorized and are outstanding as of June 30, 2021 and December 31, 2020. The Company had 2,000 shares of Series B preferred stock authorized at a par value of $0.001 and had 761.61 shares issued and outstanding at June 30, 2021 and December 31, 2020. Of the shares of common stock issued and outstanding, 3,482.42 shares are restricted as to transfer and forfeiture at June 30, 2021 and December 31, 2020. The preferred shares have liquidation preference over the common shares whereby the preferred shares are mandatorily redeemable upon change in control at the liquidation value of $1 per share. In addition, the holders of the preferred stock shall be entitled to receive, when, as and if declared by the Board of Directors, annual dividends of 10%, compounded semi-annually, of the liquidation value. The preferred shares have accumulated $58,106 and $51,565 of dividends at June 30, 2021 and December 31, 2020, respectively. On December 16, 2020, the Company repurchased 26,743.09 preferred shares at the liquidation value including accrued dividends for a total of $50,000. No additional dividends have been declared as of June 30, 2021, therefore, no provision for the preferred dividends have been recorded.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

SIX MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

NOTE K — DISCRETIONARY CONTRIBUTION 401(K) PLAN

The Company participates in a discretionary contribution 401(k) plan. All employees who meet certain age and length of service requirements are eligible to participate in their designated plan. Matching contributions are made on a discretionary basis by the Company and are recorded net of any forfeitures by individuals that terminated employment with the Company before the required vesting period. Matching contributions, net of forfeitures, included in operating expense for the six month periods ended June 30, 2021 and 2020, were $685 and $496, respectively.

NOTE L — COMMITMENTS AND CONTINGENCIES

The Company sells customer installment contracts to financial institutions without recourse and sells extended warranties without recourse. Some buyers of the contracts and warranties retain portions of the commissions as reserves against early payoffs. These amounts are normally recorded on the condensed consolidated balance sheets as finance commission receivable. As of June 30, 2021, substantially all the recourse contracts have been collected by the financial institutions. The allowance for contingent charges at June 30, 2021 and December 31, 2020, was $15,795 and $15,824, respectively.

The Company facilities are subject to federal, state and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does the Company expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such materials comply with the applicable federal and state requirements.

The Company purchases substantially all its new vehicles and parts from the manufacturer at the prevailing prices charged by the automobile manufacturer to all franchised dealers. The Company’s sales volume could be adversely impacted by the manufacturer’s inability to supply it with an adequate supply of vehicles and/or parts due to unforeseen circumstances or as a result of an unfavorable allocation of vehicles. As a part of the Company’s relationship with the manufacturer, it participates in various programs with regard to vehicle allocation, advertising, interest and other incentive programs. These programs are generally on a “turn-to-turn” basis, which rewards new vehicle volume, and are subject to change by the manufacturer at any time. In addition, the manufacturer’s sales and service agreements contain provisions which generally limit, without consent off the manufacturer, changes in dealership management and ownership, dealership location, place certain financial restrictions, and provide for termination of the franchise agreement by the manufacturer in certain instances.

The Company is involved in certain legal matters that it considers incidental to its business. In management’s opinion, none of these legal matters will have a material effect on the Company’s financial position or the results of operations.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

SIX MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

NOTE M — FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts are estimated fair values of the Company’s financial instruments, none of which are held for trading purposes, as of June 30, 2021 are as follows:

	Amount	Fair Value
Financial assets:
Cash and cash equivalents	$35,827	$35,827
Financial liabilities:
Floor plan notes payable, trade	10,431	10,431
Floor plan notes payable, non-trade	245,262	245,262
Long-term debt	190,053	170,066

The carrying amounts are estimated fair values of the Company’s financial instruments, none of which are held for trading purposes, as of December 31, 2020 are as follows:

	Amount	Fair Value
Financial assets:
Cash and cash equivalents	$18,389	$18,389
Financial liabilities:
Floor plan notes payable, trade	53,578	53,578
Floor plan notes payable, non-trade	266,478	266,478
Long-term debt	197,023	173,957

The carrying amounts shown in the above table are included in the condensed consolidated balance sheets under the indicted captions. The carrying amount of cash and cash equivalents, and floor plan notes payable, trade and non-trade, approximate fair value because the interest rates fluctuate with market rates. The fair value of long-term debt is based on the discounted cash flows from management’s estimate of the Company’s marginal borrowing rates as of June 30, 2021 and December 31, 2020.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

SIX MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

NOTE N — NON QUALIFIED STOCK OPTION PLANS

The Board of Directors approved the adoption of the 2014 Non-qualified Stock Option Plan (the “Plan). The Plan authorizes the grant of options to purchase an aggregate of 1,055 shares of the Company’s common stock to certain directors and key employees of the Company and its Subsidiaries. The plan is administered by a committee consisting of the Board or such individual Directors who shall from time to time be designated by the Board. Under the plan certain options vest based on the passage of time and continued employment, while other options vest based on the attainment of specific performance criteria.

Management has used the Black-Scholes option pricing model to determine the options’ fair value. Because the performance vested options are based on a change in control event, which has not occurred as of June 30, 2021 no compensation expense was recorded for these options related to a change in control. Compensation cost related to the time vested options is recognized using the straight-line method over the requisite period of service.

NOTE O — EVALUATION OF SUBSEQUENT EVENTS

The Company has evaluated the effect subsequent events would have on the condensed consolidated financial statements through September 30, 2021 which is the date the condensed consolidated financial statements were available to be issued.

On September 17, 2021, Sonic Automotive, Inc., a Delaware corporation (“Sonic”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RFJMS, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Sonic (“Merger Sub”), the Company, and The Resolute Fund Ill, L.P., a Delaware limited partnership, solely in its capacity as the representative of the Company’s equity holders, pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a direct, wholly owned subsidiary of Sonic.

Subject to the terms and conditions of the Merger Agreement and other customary adjustments set forth in the Merger Agreement, the purchase price payable by Sonic pursuant to the Merger Agreement is expected to be (i) approximately $700 million for the goodwill and other intangible assets and real estate assets of the Company and each of its subsidiaries (collectively, the “Company Entities”) plus (ii) the sum of the values, as determined in accordance with the terms of the Merger Agreement, of each the parts and accessories inventory, the fixed assets and equipment, the supplies and the repair work-in-process of the Company Entities, plus (iii) the value of the new and used vehicle inventories of the Company Entities. Additional information related to the agreement is contained in a Form 8-K filed by Sonic with the United States Securities and Exchange Commission on September 22, 2021.

RFJ AUTO PARTNERS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

SIX MONTH PERIODS ENDED JUNE 30, 2021 AND 2020

(IN THOUSANDS OF DOLLARS, EXCEPT UNIT DATA)

NOTE P — COVID 19

In March 2020, the World Health Organization declared the outbreak of COVID-19, a novel strain of Coronavirus, a pandemic. The Coronavirus outbreak has had far reaching and unpredictable impacts on the global economy, supply chains, financial markets, and global business operations in a variety of industries. Governments have taken substantial action to contain the spread of the virus including mandating social distancing, suspension of certain gatherings, and shuttering of certain nonessential businesses. The extent to which it will impact the Company going forward will depend on a variety of factors, including the duration and continued spread of the outbreak, its impact on customers, employees and vendors, as well as governmental, regulatory and private sector responses. Furthermore, the pandemic may have a significant impact on management’s accounting estimates and assumptions. The financial statements do not reflect any adjustments as a result of the increase in economic uncertainty.